UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
April 1, 2009

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

3450 East Miraloma Avenue		92806-2101
Anaheim, CA		(Zip Code)
(Address of principal executive offices)
(714) 414-4000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          On April 1, 2009, the Company’s Board of Directors (the “Board”) approved and adopted a fifth amended and restated version of the Company’s Bylaws (the “Amended Bylaws”). The Board approved the Amended Bylaws to change the voting standard for uncontested elections of directors. This standard provides that a nominee for director will be elected to the Board only if the nominee receives the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). If an incumbent director fails to receive the vote required to be elected, then the term of such incumbent director shall end on the earlier of (i) ninety days after the date on which the voting results are determined as required by the Amended Bylaws, or (ii) the date on which the Board selects a person to fill the office held by that director in accordance with the procedures for filling vacancies set forth in the Amended Bylaws. Directors will continue to be elected by a plurality of the votes cast if, upon expiration of the time provided in the Amended Bylaws for advance notification of director candidates, the number of nominees for election exceeds the number of directors to be elected by the shareholders at that election.
          The Amended Bylaws took effect upon adoption by the Board. The foregoing is a summary of the material amendments reflected in the Amended Bylaws and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
           3.1 Fifth Amended and Restated Bylaws of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2009	Pacific Sunwear of California, Inc.
/s/ Michael L. Henry
Senior Vice President and Chief
Financial Officer